Exhibit 99.1

Contact:	Investor Relations
W. Douglass Harris
William Lyon Homes
(949) 833-3600

WILLIAM LYON HOMES REPORTS THIRD QUARTER 2005 RESULTS

Financial Highlights

•	Net new home orders of 834, up 27% from 659 in the third quarter of 2004

•	Record backlog of homes sold but not closed at September 30, 2005 of 2,299, up 22% from 1,883 at September 30, 2004 and representing the highest backlog for any quarter-end in the Company’s history.

•	Record dollar backlog of homes sold but not closed at September 30, 2005 of $1,210,356,000, up 16% from $1,042,572,000 at September 30, 2004 and representing the highest backlog for any quarter-end in the Company’s history.

•	Homes closed of 650, down 25% from 864 in the third quarter of 2004

•	Operating revenue from home sales of $358.8 million, down 24% from $474.3 million in the third quarter of 2004

•	Operating revenue from lots, land and other sales of $17.6 million as compared to $0.6 million in the third quarter of 2004

•	Consolidated operating revenue of $376.3 million, down 21% from $475.0 million in the third quarter of 2004

•	Homebuilding gross margin of $89.7 million, down 29% from $125.7 million in the third quarter of 2004

•	Homebuilding gross margin percentage of 25.0%, down 150 basis points from 26.5% in the third quarter of 2004

•	Lots, land and other gross margin of $7.5 million as compared to $(0.2) million in the third quarter of 2004

•	Net income of $38.1 million, down 15% from $44.9 million in the third quarter of 2004

•	Diluted earnings per share of $4.39, down 3% from $4.51 in the third quarter of 2004 (based on weighted average shares outstanding of 8,677,410 in the 2005 period as compared to 9,965,762 in the 2004 period)

NEWPORT BEACH, CA---November 9, 2005---William Lyon Homes (NYSE: WLS) today reported that net income for the third quarter ended September 30, 2005 decreased 15% to $38,083,000, or $4.39 per diluted share, as compared to net income of $44,937,000, or $4.51 per diluted share, for the comparable period a year ago. Consolidated operating revenue decreased 21% to $376,331,000 for the quarter ended September 30, 2005, as compared to $474,950,000 for the comparable period a year ago.

The Company reported that net income for the nine months ended September 30, 2005 increased 12% to $102,676,000, or $11.85 per diluted share, as compared to net income of $91,494,000, or $9.22 per diluted share, for the comparable period a year ago. Consolidated operating revenue decreased 7% to $1,030,502,000 for the nine months ended September 30, 2005, as compared with $1,113,981,000 for the comparable period a year ago.

Operating revenue for the three months ended September 30, 2005 and 2004 included $17,580,000 and $628,000, respectively, from the sales of land resulting in gross profit (loss) of approximately $7,525,000 and $(157,000), respectively. Operating revenue for the nine months ended September 30, 2005 and 2004 included $64,972,000 and $18,051,000, respectively, from the sales of land resulting in gross profit of approximately $31,080,000 and $3,440,000, respectively.

Net new home orders for the three months ended September 30, 2005 increased 27% to 834 homes, compared to 659 homes for the three months ended September 30, 2004. The average number of sales locations during the three months ended September 30, 2005 was 42, up 5% from 40 during the three months ended September 30, 2004. The Company’s number of new home orders per average sales location increased to 19.9 for the three months ended September 30, 2005, as compared to 16.5 for the three months ended September 30, 2004. Net new home orders for the nine months ended September 30, 2005 were 2,861 homes, down slightly from 2,878 homes for the nine months ended September 30, 2004. The average number of sales locations during the nine months ended September 30, 2005 was 41, down 5% from 43 during the nine months ended September 30, 2004. The Company’s number of new home orders per average sales location increased to 69.8 for the nine months ended September 30, 2005, as compared to 66.9 for the nine months ended September 30, 2004.

The number of homes closed in the three months ended September 30, 2005 was 650 homes, down 25% from 864 homes closed in the three months ended September 30, 2004. The number of homes closed for the nine months ended September 30, 2005 was 1,728, down 24% from 2,261 homes closed in the nine months ended September 30, 2004.

At September 30, 2005, the backlog of homes sold but not closed totaled 2,299 homes, a record for any quarter-end in the Company’s history, up 22% from 1,883 homes at September 30, 2004. At September 30, 2005, the dollar amount of backlog of homes sold but not closed totaled $1,210,356,000, a record for any quarter-end in the Company’s history, up 16% from $1,042,572,000 at September 30, 2004, and up 8% from $1,125,579,000 at June 30, 2005.

Selected financial and operating information for the Company including joint ventures is set forth in greater detail in a schedule attached to this release.

General William Lyon, Chairman and Chief Executive Officer, stated: “While the Company’s net income for the quarter ended September 30, 2005 was down approximately 15% from the comparable prior period as a result of reduced closings and lower gross margins, nevertheless the results for the quarter exceeded our expectations and our business plan for the quarter.”

General Lyon added: “We had anticipated that our closings for the quarter would fall short of the closings for the comparable prior period as a result of a reduction in the average number of sales locations in the first half of 2005 as compared to the first half of 2004, resulting in a lack of available product to sell.”

General Lyon further stated: “Our results for the quarter were also negatively impacted by a reduction of 150 basis points in our gross margin percentages for the quarter ended September 30, 2005 as compared to the quarter ended September 30, 2004 primarily due to the earlier close out of projects with higher average gross margins and a shift in product mix.”

Wade H. Cable, President and Chief Operating Officer, stated: “As we have previously indicated, we are continuing our focus on increasing the number of sales locations in the geographic markets in which we operate. While we ended 2004 with only 37 active sales locations, we now expect to open 35 new locations this year resulting in 47 active sales locations by the end of 2005.”

General Lyon concluded: “As we enter the fourth quarter, I am pleased by the 27% increase in the number of net new home orders to 834 for the third quarter of 2005 as compared to 659 for the third quarter of 2004. In addition, our backlog of homes sold but not closed at September 30, 2005 increased 22% to 2,299 homes with a dollar value of $1,210,356,000, both records for any quarter in the Company’s history.”

For the full year 2005, the Company continues to target deliveries at approximately 3,200, including consolidated joint ventures, which will result in total revenues in excess of $1.8 billion. However, as the Company has previously stated, a significant portion of the Company’s anticipated deliveries for the fourth quarter are expected to occur in the second half of the quarter. Because of the uncertainty of the timing of these deliveries and certain land sales in the fourth quarter of 2005, the Company continues to estimate that its full year 2005 earnings will be in a broad range of between $17.75 and $20.00 per share on a diluted basis.

The Company will hold a conference call on Thursday, November 10, 2005 at 11:00 a.m. Pacific Time to discuss the third quarter 2005 earnings results. The dial-in number is (866) 770-7129 (enter passcode number 11061305). Participants may call in beginning at 10:45 a.m. Pacific Time. In addition, the call will be broadcast from William Lyon Homes’ website at www.lyonhomes.com in the “Investor Relations” section of the site. The call will be recorded and replayed beginning on November 10, 2005 at 1:00 p.m. Pacific Time through midnight on December 2, 2005. The dial-in number for the replay is (888) 286-8010 (enter passcode number 82369476). Replays of the call will also be available on the Company’s website approximately two hours after broadcast.

William Lyon Homes is primarily engaged in the design, construction and sales of new single-family detached and attached homes in California, Arizona and Nevada. The Company’s corporate headquarters are located in Newport Beach, California.

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, terrorism or hostilities involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather conditions, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended September 30,
	2005			2004
	Wholly-Owned	Joint Ventures	Consolidated Total	Wholly-Owned	Joint Ventures	Consolidated Total
Selected Financial Information
(dollars in thousands)
Homes closed	524	126	650	574	290	864

Home sales revenue	$278,525	$80,226	$358,751	$321,091	$153,231	$474,322
Cost of sales	(210,757)	(58,251)	(269,008)	(238,765)	(109,841)	(348,606)

Gross margin	$67,768	$21,975	$89,743	$82,326	$43,390	$125,716

Gross margin percentage	24.3%	27.4%	25.0%	25.6%	28.3%	26.5%

Number of homes closed
California	261	126	387	338	290	628
Arizona	140	—	140	97	—	97
Nevada	123	—	123	139	—	139

Total	524	126	650	574	290	864

Average sales price
California	$726,300	$636,700	$697,200	$737,000	$528,400	$640,900
Arizona	327,300	—	327,300	269,200	—	269,200
Nevada	350,700	—	350,700	329,900	—	329,400

Total	$531,500	$636,700	$551,900	$559,400	$528,400	$549,000

Number of net new home orders
California	403	120	523	159	159	318
Arizona	118	—	118	192	—	192
Nevada	193	—	193	149	—	149

Total	714	120	834	500	159	659

Average number of sales locations during period
California	22	7	29	15	11	26
Arizona	5	—	5	7	—	7
Nevada	8	—	8	7	—	7

Total	35	7	42	29	11	40

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION (Continued)

(unaudited)

	As of September 30,
	2005			2004
	Wholly-Owned	Joint Ventures	Consolidated Total	Wholly-Owned	Joint Ventures	Consolidated Total
Backlog of homes sold but not closed at end of period
California	1,102	408	1,510	587	535	1,122
Arizona	499	—	499	518	—	518
Nevada	290	—	290	243	—	243

Total	1,891	408	2,299	1,348	535	1,883

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$720,999	$213,302	$934,301	$494,028	$316,187	$810,215
Arizona	174,487	—	174,487	137,967	—	137,967
Nevada	101,568	—	101,568	94,390	—	94,390

Total	$997,054	$213,302	$1,210,356	$726,385	$316,187	$1,042,572

Lots controlled at end of period
Owned lots
California	4,516	1,636	6,152	2,659	1,786	4,445
Arizona	3,657	367	4,024	4,069	—	4,069
Nevada	1,517	—	1,517	1,256	—	1,256

Total	9,690	2,003	11,693	7,984	1,786	9,770

Optioned lots (1)
California			3,296			4,817
Arizona			6,329			4,038
Nevada			2,044			1,411

Total			11,669			10,266

Total lots controlled
California			9,448			9,262
Arizona			10,353			8,107
Nevada			3,561			2,667

Total			23,362			20,036

(1)	Optioned lots may be purchased by the Company as wholly-owned projects or may be purchased by newly formed joint ventures.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Nine Months Ended September 30,
	2005			2004
	Wholly-Owned	Joint Ventures	Consolidated Total	Wholly-Owned	Joint Ventures	Consolidated Total
Selected Financial Information
(dollars in thousands)
Homes closed	1,386	342	1,728	1,674	587	2,261

Home sales revenue	$743,341	$222,189	$965,530	$799,783	$296,237	$1,095,930
Cost of sales	(549,656)	(161,286)	(710,942)	(612,958)	(218,912)	(831,870)

Gross margin	$193,685	$60,903	$254,588	$186,825	$77,325	$264,060

Gross margin percentage	26.1%	27.4%	26.4%	23.4%	26.1%	24.1%

Number of homes closed
California	592	342	934	899	587	1,486
Arizona	437	—	437	266	—	266
Nevada	357	—	357	509	—	509

Total	1,386	342	1,728	1,674	587	2,261

Average sales price
California	$807,100	$649,700	$749,500	$644,600	$504,500	$589,200
Arizona	301,900	—	301,900	237,300	—	237,300
Nevada	374,200	—	374,200	308,800	—	308,800

Total	$536,300	$649,700	$558,800	$477,800	$504,500	$484,700

Number of net new home orders
California	1,337	505	1,842	974	808	1,782
Arizona	454	—	454	577	—	577
Nevada	565	—	565	519	—	519

Total	2,356	505	2,861	2,070	808	2,878

Average number of sales locations during period
California	19	8	27	18	12	30
Arizona	6	—	6	6	—	6
Nevada	8	—	8	7	—	7

Total	33	8	41	31	12	43

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per common share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Operating revenue
Home sales	$358,751	$474,322	$965,530	$1,095,930
Lots, land and other sales	17,580	628	64,972	18,051

	376,331	474,950	1,030,502	1,113,981

Operating costs
Cost of sales - homes	(269,008)	(348,606)	(710,942)	(831,870)
Cost of sales - lots, land and other	(10,055)	(785)	(33,892)	(14,611)
Sales and marketing	(12,440)	(14,273)	(36,837)	(37,565)
General and administrative	(21,476)	(23,536)	(62,880)	(54,254)
Other	(574)	(658)	(1,782)	(1,425)

	(313,553)	(387,858)	(846,333)	(939,725)

Equity in income (loss) of unconsolidated joint ventures	4,672	(268)	4,513	(451)

Minority equity in income of consolidated entities	(5,073)	(13,858)	(17,032)	(24,770)

Operating income	62,377	72,966	171,650	149,035
Financial advisory expenses	—	—	(2,191)	—
Other income, net	570	1,244	253	2,949

Income before provision for income taxes	62,947	74,210	169,712	151,984
Provision for income taxes	(24,864)	(29,273)	(67,036)	(60,490)

Net income	$38,083	$44,937	$102,676	$91,494

Earnings per common share
Basic	$4.41	$4.54	$11.91	$9.29

Diluted	$4.39	$4.51	$11.85	$9.22

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands except number of shares and par value per share)

	September 30, 2005	December 31, 2004
	(unaudited)
ASSETS
Cash and cash equivalents	$33,328	$96,074
Receivables	35,739	39,302
Real estate inventories	1,575,889	1,059,173
Investments in and advances to unconsolidated joint ventures	463	17,911
Property and equipment, less accumulated depreciation of $9,404 and $7,844 at September 30, 2005 and December 31, 2004, respectively	18,627	18,066
Deferred loan costs	13,019	13,982
Goodwill	5,896	5,896
Other assets	29,395	24,158

	$1,712,356	$1,274,562

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$65,414	$39,364
Accrued expenses	128,357	150,774
Notes payable	242,173	48,571
7 5/8% Senior Notes due December 15, 2012	150,000	150,000
10 3/4% Senior Notes due April 1, 2013	246,847	246,648
7 1/2% Senior Notes due February 15, 2014	150,000	150,000

	982,791	785,357

Minority interest in consolidated entities	276,471	142,096

Stockholders’ equity
Common stock, par value $.01 per share; 30,000,000 shares authorized; 8,652,067 and 8,616,236 shares issued and outstanding at September 30, 2005 and December 31, 2004, respectively; 1,275,000 shares issued and held in treasury at September 30, 2005 and December 31, 2004, respectively	86	86
Additional paid-in capital	33,559	30,250
Retained earnings	419,449	316,773

	453,094	347,109

	$1,712,356	$1,274,562

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

UNCONSOLIDATED JOINT VENTURE INFORMATION

The Company and certain of its subsidiaries are general partners or members in joint ventures involved in the development and sale of residential projects. The consolidated financial statements of the Company include the accounts of the Company, all majority-owned and controlled subsidiaries and certain joint ventures which have been determined to be variable interest entities in which the Company is considered the primary beneficiary. The financial statements of joint ventures which have not been determined to be variable interest entities in which the Company is considered the primary beneficiary are not consolidated with the Company’s financial statements. The Company’s investments in unconsolidated joint ventures are accounted for using the equity method. Condensed combined statements of income for these joint ventures for the three and nine months ended September 30, 2005 and 2004 are summarized as follows:

CONDENSED COMBINED STATEMENTS OF INCOME

(dollars in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Operating revenue
Land sales	$26,091	$—	$26,091	$—
Operating costs
Cost of sales — land	(23,338)	—	(23,338)	—
Sales and marketing	(284)	(51)	(284)	(72)
General and administrative	(2)	(4)	(16)	(12)
Other	(354)	(236)	(985)	(245)

	(23,978)	(291)	(24,623)	(329)

Equity in income (loss) of unconsolidated joint ventures	18,102	(244)	19,498	(572)

Net income (loss)	$20,215	$(535)	$20,966	$(901)

Allocation to owners
William Lyon Homes	$10,108	$(268)	$10,483	$(451)
Others	10,107	(267)	10,483	(450)

	$20,215	$(535)	$20,966	$(901)

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

SELECTED FINANCIAL DATA (dollars in thousands except per share data):

	Three Months Ended September 30,		Last Twelve Months Ended September 30,
	2005	2004	2005		2004
Net income	$38,083	$44,937	$182,831		$130,090
Net cash (used in) provided by operating activities	$(138,181)	$66,984	$(28,108)		$(85,184)
Interest incurred (1)	$19,612	$15,936	$67,020		$58,129
Adjusted EBITDA (2)	$73,857	$91,256	$357,350		$284,192
Ratio of adjusted EBITDA to interest incurred			5.33	x	4.89	x

(1)	Interest incurred for the three and twelve months ended September 30, 2005 includes $79,000 and $1,287,000, respectively, of interest related to debt of consolidated entities which totaled $16,203,000 at September 30, 2005, due to the adoption of Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, as amended.

(2)	Adjusted EBITDA means net income plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) depreciation and amortization and (v) cash distributions of income from unconsolidated joint ventures less equity in income of unconsolidated joint ventures. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with generally accepted accounting principles. Adjusted EBITDA is presented herein because it is a component of certain covenants in the indentures governing the Company’s 10 3/4% Senior Notes, 7 1/2% Senior Notes and 7 5/8% Senior Notes (“Indentures”). In addition, management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized financial indicator of a company’s ability to service and/or incur debt. The calculations of adjusted EBITDA below are presented in accordance with the requirements of the Indentures. Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income to adjusted EBITDA is provided as follows:

	Three Months Ended September 30,		Last Twelve Months Ended September 30,
	2005	2004	2005	2004
Net income	$38,083	$44,937	$182,831	$130,090
Provision for income taxes	24,864	29,273	120,045	89,848
Interest expense:
Interest incurred	19,612	15,936	67,020	58,128
Interest capitalized	(19,612)	(15,936)	(67,020)	(58,128)
Amortization of capitalized interest in cost of sales	12,253	16,442	53,867	60,659
Depreciation and amortization	556	336	2,099	1,002
Cash distributions of income from unconsolidated joint ventures	2,773	—	2,773	13,644
Equity in (income) loss of unconsolidated joint ventures	(4,672)	268	(4,265)	(11,051)

Adjusted EBITDA	$73,857	$91,256	$357,350	$284,192

A reconciliation of net cash (used in) provided by operating activities to Adjusted EBITDA is provided as follows:

	Three Months Ended September 30,		Last Twelve Months Ended September 30,
	2005	2004	2005	2004
Net cash (used in) provided by operating activities	$(138,181)	$66,984	$(28,108)	$(85,184)
Interest expense:
Interest incurred	19,612	15,936	67,020	58,129
Interest capitalized	(19,612)	(15,936)	(67,020)	(58,129)
Amortization of capitalized interest in cost of sales	12,253	16,442	53,867	60,659
Minority equity in income of consolidated entities	(5,073)	(13,858)	(41,923)	(25,246)
Net changes in operating assets and liabilities:
Receivables	1,311	(4,192)	7,592	2,911
Real estate inventories	203,732	16,032	273,753	262,412
Deferred loan costs	(248)	6	(346)	519
Other assets	3,103	(1,368)	12,396	(1,877)
Accounts payable	(12,022)	386	(7,787)	3,773
Accrued expenses	8,982	10,824	87,906	66,225

Adjusted EBITDA	$73,857	$91,256	$357,350	$284,192